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Exhibit 10.18


                       CONSULTING AND MANAGEMENT AGREEMENT


         Consulting and Management Agreement ("Agreement") made this 1st day of January 2005 by and between Dragon Venture Corp., a Florida corporation ("DRGV"), and China Direct Investments, Inc., a Florida corporation located at 5301 N. Federal Hwy, Suite 120 Boca Raton, FL 33487 ("CDI" or the "Consultant").

                              W I T N E S S E T H:

A. DRGV desires to engage the services of Consultant as its representative in the United States. As a U.S. representative, DRGV will look to the Consultant for advice as it relates to general business affairs and customs in the United States.

Consultant is desirous of performing such services on behalf of DRGV.

B. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1.       Consulting Services.

a Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will undertake the performance of services as outlined in this Agreement.

b Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will support the Company in the following areas:

1. General business consulting
2. Assist with translation of documents (Chinese/English)
3. Management of professional resources, (i.e. legal, accounting, transfer agent, public relations services)
4. Identification, evaluation and structure of potential mergers and acquisitions
5. Assist in the creation of marketing and sales plans
6. Manage investor road shows/investment conferences
7. Coordinate of public disclosures
8. Advice on corporate structure and capital events (i.e. divestitures, spin-offs joint ventures)
9. Evaluate and assess potential sources of investment capital
10.US Representative Offices

2. Term. The Agreement shall be for a term of twelve (12) months from the date hereof.


3. Compensation. DRGV shall pay the following compensation to China Direct Investments, Inc. and/or its designees in consideration for the services to be rendered hereunder:

a DRGV shall issue China Direct Investments, Inc. and/or its designees 30,000,000 shares of Common Stock, $0.01 par value (the "Shares").

b Discretionary Award Fees. This agreement provides for the payment of discretionary award fees to be paid to China Direct Investments, Inc. and/or its designees. At the mutual agreement of Dragon Venture Corp. and China Direct Investments, Inc. and/or its designees, Dragon Venture Corp. can pay to China Direct Investments, Inc. and/or its designees fees in either cash or other marketable securities.

c For M&A work performed on transactions introduced by the Company, Consultant agrees to accept a fee as it relates to the transaction value. The formula for compensation shall be as follows: 5% of the gross transaction value;

d For work performed on transactions introduced by the Company, Consultant and Company shall mutually agree on the compensation (if any) to be paid to Consultant for services to be provided in coordination with the transaction introduced by the Company.

e Following any consummated transaction (as hereinafter defined) by DRGV or an Affiliate (as hereinafter defined), at the written request of DRGV, Consultant shall assist, subject to the direction of DRGV 's Board of Directors, with the management and day-to-day operations of such Transaction. In this event the Company and the Consultant shall mutually agree on the fess for such services.

All fees under the M&A relationship will be paid in cash or shares of common stock at the option of the Consultant. In the event the Consultant agrees to accept stock options as a form of payment, all options shall have a cashless exercise provision.

4. Breach of Contract. The sole remedy of this contract in respect of any material breach of this Agreement by Consultant shall be to terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

5. Indemnification. Consultant shall not be liable to the Company or to any officer, director, employee, stockholders, or creditor of the Company, for any act or omission in the course of or in connection with the provision of advice or assistance hereunder. The Company agrees to and shall defend, indemnify and hold China Direct Investments, Inc. harmless from and against any and all suits, claims, demand, causes of action, judgment damages, expenses and liability (including court costs and attorney's fees paid in the defense of China Direct Investments, Inc.) which may in any way result from services provided by China Direct Investments, Inc. pursuant to or in connection with this Agreement.

6. Termination. Either party may terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

7. Subcontractors. This Agreement shall be assignable by Consultant solely upon the consent of Consultant. DRGV acknowledges that from time to time, Consultant may enlist a subcontractor to perform some of the services provided to Customer. In the event services to be performed as outlined in this Agreement are subcontracted to a third party, the third party shall accept responsibility for the performance of such activities. Consultant will cease to bear any responsibility related to the performance of subcontracted services; however the Consultant will act as liaison between the subcontractor and DRGV, to monitor the performance of services to be provided by any third party.

8. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

9. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

11. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

13. Other Activities. Nothing contained herein shall prevent Consultant from acquiring or participating in a transaction of any kind with any other entity proposed by Consultant to be acquired by DRGV. Such transaction may be acquired at a price and upon terms and conditions more or less favorable than those offered to DRGV.

14. Disclaimer. Consultant acknowledges that he has relied upon the information provided by DRGV. Consultant has in entering into this Agreement, relied on the warranties or representations made by DRGV, its officers, directors, agents, legal counsel or accountants concerning DRGV and/or its stock as to matters past, present or future.

15. Natural Disaster. In the event that any obligation of either party is prevented or delayed by circumstances of natural disaster, such party will be excused from any failure to perform any such obligation under this Agreement to the extent that such failure is caused by any such circumstances.

16. Notices. All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery to:

Consultant:                                 Company:
James Wang, PhD.                            Lisheng Wang
CEO, Eastern Operations                     Chairman
China Direct Investments, Inc.              Dragon Capital Group Corporation
5301 N. Federal Highway, Suite 120          Guoding Road, Building 2, Suite 2009
Boca Raton, FL 33487                        Shanghai, China
561.989.9171      phone                     Tel: 8621-55522888
561.989.9206      Fax                       Fax: 8621-55660988

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Dragon Venture Corp.                       China Direct Investments, Inc.


[Sign name]                                   [Sign name]

     Lisheng Wang                              James Wang
-----------------------------------        -------------------
[Print name]                                  [Print name]

Chairman                                   CEO, Eastern Operations
-----------------------------------        ----------------------
[Title]                                           [Title]

         1/1/2005                                 1/1/2005
---------------------------                  -----------------
[Date]                                             [Date]